                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                        AUDITS & SURVEYS WORLDWIDE, INC.

                                       TO

                     UNITED INFORMATION ACQUISITION CORP.,

                           A WHOLLY-OWNED SUBSIDIARY
                                       OF

                         UNITED INFORMATION GROUP, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Shares"), of Audits & Surveys Worldwide, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to United States Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    UNITED STATES TRUST COMPANY OF NEW YORK

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
      BY REGISTERED OR CERTIFIED MAIL:                   BY HAND BEFORE 4:30 P.M.:
       The United States Trust Company                The United States Trust Company
                 of New York                                    of New York
         P.O. Box 843 Cooper Station                           111 Broadway
          New York, New York 10276                       New York, New York 10006
     Attention: Corporate Trust Services          Attention: Lower Level Corporate Trust
                                                                  Window

          BY OVERNIGHT COURIER AND                      BY FACSIMILE TRANSMISSION:
           BY HAND AFTER 4:30 P.M.                            (212) 780-0592
          ON EXPIRATION DATE ONLY:                      Attention: Customer Service
       The United States Trust Company                   CONFIRM BY TELEPHONE TO:
                 of New York                                  (800) 548-6565
          770 Broadway, 13th Floor
          New York, New York 10003
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 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
       SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE
       TRANSMISSION OR TELEX OTHER THAN AS SET FORTH ABOVE WILL NOT
                          CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to United Information Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of United Information Group, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 26, 1999 (the "Offer to
Purchase"), and the related Letter of Transmittal (which constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in
Section 3 of the Offer to Purchase.

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
  Please Type or Print

   Number of Shares:                              Name(s) of Record Holder(s)

   Share Certificate No(s). (if available)        -----------------------------------------

   ------------------------------------------     -----------------------------------------

   ------------------------------------------     Address(es)

   Check box if Shares will be tendered by        -----------------------------------------
   book-entry transfer through The Depository     -----------------------------------------
   Trust Company:                                 -----------------------------------------
                                                                  Zip Code

   / / Account Number                             Area Code and Tel. No.

                                                  -----------------------------------------

  x ---------------------------------------------------------------------------------

  x ---------------------------------------------------------------------------------, 1999
                       Signature(s)                                        Dated
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer
Agents Medallion Program, the New York Stock Exchange Medallion Signature
Guarantee Program or the Stock Exchange Medallion Program, guarantees delivery to the Depositary, at one of its addresses set forth above of Share Certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees or an Agent's Message
(as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three American Stock Exchange trading days after the date hereof.

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
--------------------------------------------   --------------------------------------------
                Name of Firm                               Authorized Signature

--------------------------------------------   --------------------------------------------
                   Address                               Please Type or Print Name

--------------------------------------------   --------------------------------------------
                  Zip Code                                         Title

--------------------------------------------   --------------------------------------, 1999
           Area Code and Tel. No.                                  Date

             NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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